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                                                                     EXHIBIT 2.6


                            ASSET TRANSFER AGREEMENT

  THIS ASSET TRANSFER AGREEMENT (the "Agreement"), is made and entered into as of the 6th day of August, 1999, by and between Direct Access Interactive, Inc., a Georgia corporation ("Direct Access"), and The InterCept Group, Inc., a Georgia corporation ("InterCept").

  WHEREAS, SBS Corporation, an Alabama corporation ("SBS"), has merged with and into Direct Access pursuant to an Agreement and Plan of Merger dated August 6, 1999 between Direct Access and SBS, and Direct Access, as the surviving corporation of such merger, has assumed all rights, privileges, obligations and liabilities of SBS; and

  WHEREAS, the parties hereto deem it in their respective best interests to transfer those assets of Direct Access relating to its non-remote banking operations (the "Assets") to InterCept immediately subsequent to the merger of Direct Access and SBS; and

  WHEREAS, Direct Access desires to transfer to InterCept, and InterCept desires to acquire from Direct Access, the Assets as hereinafter described upon the terms and conditions hereinafter set forth; and

  WHEREAS, the parties hereto desire that this Agreement shall set forth their full and complete understanding of the terms and conditions under which Direct Access shall transfer and InterCept shall acquire the Assets;

  NOW, THEREFORE, in consideration of InterCept's agreement to assume certain liabilities of Direct Access and Direct Access' agreement to transfer certain assets to InterCept, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1  Transfer of Assets.  Subject to the terms and conditions hereof, Direct
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Access does hereby sell, transfer, assign, and convey to InterCept, its successors and assigns, all of Direct Access' rights, privileges, and obligations to and under the following properties, assets, rights, contracts and businesses, which taken together constitute the Assets:

     (a) Operating Contracts. All right, title and interest in the written or
         -------------------
oral contracts and other agreements to provide, or which are otherwise necessary to, Direct Access' non-remote banking operations ("Operating Contracts") more particularly set forth in Exhibit 1.1a, attached hereto;
                          ------------

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     (b) Accounts Receivable. All right, title and interest in the accounts and
         -------------------
account receivables generated from Direct Access' non-remote banking operations and set forth in Exhibit 1.1b, attached hereto, and any "open receivables,"
                 ------------
i.e., receivables generated by non-remote banking services performed and products sold by Direct Access prior to the date of this Agreement and not yet billed;

     (c) Intangible Property. All right, title and interest in all claims,
         -------------------
deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of any federal, state or local tax), and all licenses, permits, registrations and/or authorities, issued and/or required by any local, state, federal or other governmental agency, related and/or necessary to the non-remote banking operations of Direct Access or the Assets;

     (d) Fixed Assets. All right, title and interest to the equipment and other
         ------------
fixed assets set forth in Exhibit 1.1d, attached hereto which are reasonably
                          ------------
necessary to perform the non-remote banking functions provided by Direct Access; and

     (e) Other Assets. All right title and interest to all books, records,
         ------------
ledgers, files, documents, correspondence, telephone numbers, printed materials and other information necessary for InterCept to commence delivery of the non-remote banking operations or otherwise relating to the Assets.

1.2  Assets Excluded.  Direct Access shall retain title and possession of all of
     ---------------
its property and assets other than the Assets.

1.3  Assumption of Liabilities.
     -------------------------

     (a) Operating Contracts. Subject to the limitations set forth in Section
         -------------------
1.1(a) hereof, InterCept hereby agrees to assume and satisfy all obligations and duties of Direct Access under the Operating Contracts listed in Exhibit 1.1a
                                                                ------------
hereto.

     (b) Accounts Payable. InterCept hereby agrees to assume and satisfy all
         ----------------
obligations and duties of Direct Access under the accounts payable listed in Exhibit 1.3b hereto.
   ------------

     (c) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 1.3, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT INTERCEPT SHALL NOT ASSUME AND IS NOT ASSUMING, NOR SHALL INTERCEPT BECOME LIABLE, OBLIGATED OR RESPONSIBLE FOR THE PAYMENT OF ANY DEBTS, LIABILITIES OR OBLIGATIONS OR THE PERFORMANCE OF ANY DUTIES OF DIRECT ACCESS, OF ANY KIND OR NATURE WHATSOEVER, WHETHER NOW OR HEREAFTER ARISING AND WHETHER CONTINGENT OR LIQUIDATED IN AMOUNT, INCLUDING, WITHOUT LIMITATION, ANY DEBTS, LIABILITIES, OBLIGATIONS OR DUTIES ARISING OUT OF ACCOUNTS PAYABLE, TAX LIABILITIES, EMPLOYEE BENEFITS, CONTRACTS, AGREEMENTS

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OR OTHER TYPES OF LIABILITIES OF DIRECT ACCESS OR RELATED TO THE OPERATION OF
ITS BUSINESS.

                                   ARTICLE 2

                            TRANSFER VALUE OF ASSETS

  The parties agree that the Assets shall be transferred to InterCept at book value as shown on Direct Access' most recent financial statements. Direct Access shall be responsible for and shall pay any and all costs and expenses for taxes, fees, stamps, charges, and all documentary, recording or filing fees payable in connection with the transfer of the Assets.

                                   ARTICLE 3

                                 MISCELLANEOUS

3.1  Further Assurances.  Direct Access shall execute and deliver or cause to be
     ------------------
executed and delivered such further instruments and take such other action as InterCept may require to more effectively carry out the transfer of the Assets and the consummation of the matters contemplated by this Agreement.


3.2  Collection of Receivables.  After the effective date of this Agreement,
     -------------------------
InterCept shall have the sole right to collect and to endorse with the name of Direct Access or SBS any checks received on account of any receivables transferred to InterCept pursuant to Section 1.7(b). If Direct Access receives payment from customers owing hereunder to InterCept, Direct Access will remit such payments to InterCept within ten (10) days of receipt thereof.

3.3  Governing Law.  This Agreement shall be governed, construed and enforced in
     -------------
accordance with the laws of the State of Georgia in all respects.

3.4  Terms and Captions.  The term "Agreement" as used herein, as well as the
     ------------------
terms "herein," "hereof," "hereunder" and the like shall mean this Agreement in its entirety and all Schedules and Exhibits attached hereto and made a part hereof. The captions and section headings hereof are for reference and convenience only and do not enter into or become part of the context. All pronouns, singular and plural, masculine, feminine or neuter, shall mean and include the person, entity, firm, or corporation to which they relate as the context may require.

3.5  Severability.  In the event that any term, covenant, condition, agreement,
     ------------
section or provision hereof shall be deemed invalid or unenforceable by a court of competent and final jurisdiction in the premises, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like but legal and enforceable provision which most nearly accomplishes the intention of the parties hereto.

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3.6  Notices.  All notices, requests, demands, and other communications
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hereunder shall be deemed to have been duly given if in writing and sent by hand or reliable overnight delivery, telecopier (receipt confirmed) or certified or registered mail, postage prepaid, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto:

  If to InterCept:

        The InterCept Group, Inc.
        3150 Holcomb Bridge Road, Suite 200
        Norcross, Georgia 30071
        Attention: Donny R. Jackson, President

  If to Direct Access

        Direct Access Interactive, Inc.
        3150 Holcomb Bridge Road, Suite 200
        Norcross, Georgia 30071
        Attention: Donny R. Jackson, President


3.7  Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.8  Schedules and Exhibits.  Each Schedule and Exhibit referred to in this
     ----------------------
Agreement is hereby incorporated by reference and made an integral part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

3.9  Binding Effect.  This Agreement shall be binding upon and shall inure to
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the benefit or detriment of the parties hereto and their respective heirs, personal representatives, permitted successors and assigns.

3.10  Assignment.  Neither party hereto may assign any of its rights, duties or
      ----------
obligations under this agreement without the prior written consent of the other party hereto and any attempt to do so shall be null and void and of no force and effect upon the non-consenting party.

3.11  Entire Agreement; Modification of Agreement.  This Agreement embodies the
      -------------------------------------------
entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between the parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto.

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3.12  No Third Party Beneficiaries.  Nothing in this Agreement is intended to
      ----------------------------
create a benefit in favor of, or an obligation to, any person or entity not a party to this Agreement.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    DIRECT ACCESS INTERACTIVE, INC.

                                    /s/ Donny R. Jackson
                                    --------------------
                                    By:  Donny R. Jackson
                                    Its:  President

  [CORPORATE SEAL]

                                    THE INTERCEPT GROUP, INC.

                                    /s/ Donny R. Jackson
                                    --------------------
                                    By:  Donny R. Jackson
                                    Its:  President

  [CORPORATE SEAL]

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